Exhibit 5.1

DLA Piper LLP (US)
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.dlapiper.com

T 410.580.3000
F 410.580.3001

September 21, 2012

THE RYLAND GROUP, INC.

3011 Townsgate Road, Suite 200
Westlake Village, California 91361-3027

Re:                          Offering of 5.375% Senior Notes due 2022

Ladies and Gentlemen:

We serve as counsel to The Ryland Group, Inc., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 of the Company (Registration No. 333-179206) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) and which became effective on January 27, 2012, including the preliminary prospectus included therein at the time the Registration Statement was declared effective (the “Base Prospectus”), for offering by the Company of $250,000,000 aggregate principal amount of the Company’s 5.375% senior notes due 2022 (the “Underwritten Securities”) and related guarantees (the “Guarantees,” and together with the Underwritten Securities, the “Securities”). The Securities were issued pursuant to a terms agreement dated September 18, 2012 (the “Terms Agreement”), including the Fourth Amended and Restated Debt Securities Underwriting Agreement Basic Provisions dated September 18, 2012 referred to therein (the “Underwriting Agreement Basic Provisions”), among the Company, the subsidiaries of the Company set forth in the Registration Statement (the “Guarantors”) and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, on behalf of the Underwriters listed in the Terms Agreement, and under the Indenture dated as of June 28, 1996 (the “1996 Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A., formerly known as Chemical Bank, as trustee (the “Trustee”), as supplemented by that certain Eighth Supplemental Indenture, dated as of September 21, 2012, by and among the Company, the Guarantors and the Trustee (the “Supplemental Indenture,” and together with the 1996 Indenture, the “Indenture”). This opinion is being provided at your request in connection with the filing of a Current Report on Form 8-K and supplements our opinion, dated January 27, 2012, previously filed as Exhibit 5.1 to the Registration Statement.

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the “Documents”):

The Ryland Group, Inc.
September 21, 2012
Page	2

(a)                               The Registration Statement;

(b)                              The Base Prospectus;

(c)                               The preliminary prospectus supplement relating to the Securities used most recently prior to the Execution Time (as defined in the Underwriting Agreement Basic Provisions);

(d)                             The issuer free writing prospectus, as defined in Rule 405 of the Rules and Regulations identified in Schedule 1 to the Terms Agreement;

(e)                               The prospectus supplement specifically relating to the Securities that was first filed pursuant to Rule 424(b) of the Rules and Regulations after the Execution Time;

(f)                                The Underwriting Agreement Basic Provisions;

(g)                              Executed copies of the Terms Agreement, the Indenture and the documents evidencing the Securities;

(h)                              The Charter and By-laws of the Company, in effect as of the date hereof;

(i)                                  Resolutions adopted by the Board of Directors and committees of Board of Directors of the Company relating to the authorization of the Terms Agreement, including the Underwriting Agreement Basic Provisions, and the authorization and issuance of the Securities;

(j)                                  A good standing certificate for the Company and each of Guarantors, dated as of a recent date; and

(k)                              Such other documents of the Company and the Guarantors as we have deemed necessary to the rendering of the opinion expressed below.

In examining the Documents and in rendering the opinion set forth below, we have assumed the following:  (a) (i) each of the parties to the Documents (other than the Company but including the Guarantors) has duly authorized and has duly and validly executed and delivered each of the Documents and each instrument, agreement and other document executed in connection with the Documents to which such party is a signatory and (ii) the obligations set forth in the Documents of the parties thereto (other than the Company’s and the Guarantors’) are their legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each Guarantor has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization to execute and be bound by the Securities, and each Guarantor has complied and will comply with

The Ryland Group, Inc.
September 21, 2012
Page	3

all aspects of the laws of all relevant jurisdictions (including the laws of each such Guarantor’s jurisdiction of organization) in connection with the transactions contemplated by, and the performance of obligations under, the Indenture and the Securities, other than the laws of the United States of America and the State of New York; (c) each person executing any such instrument, agreement or other document on behalf of any such party (other than the Company but including the Guarantors) is duly authorized to do so; (d) each natural person executing any such instrument, agreement or other document is legally competent to do so; (e) the Documents accurately describe and contain the mutual understandings of the parties, there are no oral or written modifications of or amendments or supplements to the Documents and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (f) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete.  As to all factual matters relevant to the opinion set forth below, we have relied upon the representations and warranties made in the Underwriting Agreement Basic Provisions and the Indenture, which we assume to be accurate and complete, and on the oral or written statements and representations of officers of the Company and the Guarantors, of public officials and our review of the Documents.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1)                              The Securities have been duly authorized by all necessary corporate action of the Company, have been duly executed by the Company and are legal, valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture.

(2)                              The Guarantees are legal, valid and binding obligations of the Guarantors enforceable in accordance with their terms and entitled to the benefits of the Indenture.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a)                               The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)                              We do not express any opinion herein concerning any laws other than the laws of the State of New York and the State of Maryland that, in our experience, are normally applicable

The Ryland Group, Inc.
September 21, 2012
Page	4

to transactions of the type contemplated by the Terms Agreement and the Indenture and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinion herein. Insofar as the opinion expressed herein relates to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(c)                               We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

(d)                             We express no opinion on the following:

i.	the enforceability of any provisions permitting modifications of the Indenture or the Securities only if in writing, or stating that the provisions of such agreements and instruments are severable;

ii.

the enforceability of the provisions of the Indenture or the Securities which provide that the jurisdiction of the courts of any particular jurisdiction may not be binding on the courts in the forums selected or excluded;

iii.

the effect of the general principles of equity, including, but not limited to, concepts of good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether such remedy is considered in a proceeding in equity or at law);

iv.

the effect of statutory law and judicial decisions that limit enforcement of an exculpatory or indemnity provision with respect to: (i) the negligence or willful misconduct of the party seeking relief or of any person for whom said party is legally responsible; (ii) violations of law by the party seeking relief or by any person for whom said party is legally responsible; or (iii) matters found to be contrary to statute or public policy;

v.

the effect of judicial decisions and statutory law restricting enforcement of certain covenants and the availability of specific performance or any other remedy of the Trustee, or Security holder, if the violation of a

The Ryland Group, Inc.
September 21, 2012
Page	5

covenant or the breach of a warranty is not material or if the action to enforce the covenant or breach of warranty is not undertaken in good faith under the then-existing circumstances;

vi.	the effect of judicial decisions giving effect to governmental actions or foreign laws affecting creditors’ rights; and

vii.

the enforceability of provisions regarding consent to service, jurisdiction, venue or forum of any claim, demand, action or cause of action arising under or related to the Indenture or the Securities or the transactions contemplated therein.  We express no opinion as to any provision purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens in connection with any litigation arising out of or pertaining to the Terms Agreement or the transactions contemplated therein.

(e)                               This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

(f)                                We do not express any opinion as to the effect on the opinion expressed herein of (i) the compliance or noncompliance of any party to the Indenture and the Securities (other than the Company and the Guarantors to the extent necessary to render the opinion set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Current Report on Form 8-K and to the reference of our firm under the heading “Legal Matters” in the Prospectus Supplement relating to the Securities.  In giving our consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA PIPER LLP (US)